SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Crown Castle International Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 11, 2006

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.’s 2006 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 25, 2006 at 9:00 a.m. local time at the Company’s corporate office, located at 510 Bering Drive, Suite 600, Houston, Texas. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. The Proxy Statement and the accompanying form of proxy are being mailed to the Company’s stockholders on or about April 18, 2006.

The Board of Directors welcomes this opportunity to have a dialogue with the Company’s stockholders and looks forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend the meeting, please send written notification to the Company’s Corporate Secretary, 510 Bering Drive, Suite 600, Houston, Texas 77057, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 25, 2006.

Kind Regards,

J. Landis Martin

Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 25, 2006

9:00 a.m.

510 Bering Drive, Suite 600

Houston, Texas 77057

April 11, 2006

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. (the “Company”). The annual meeting will be held at the time and place noted above. At the meeting, the Company will ask you to:

•	elect the Company’s three class II directors: Ari Q. Fitzgerald, John P. Kelly and Robert E. Garrison II

•	ratify the appointment of KPMG LLP as the Company’s independent public accountants for fiscal year 2006

•	transact such other business as may properly come before the Annual Meeting

Stockholders of record at the close of business on March 31, 2006, will be entitled to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be open for examination by any stockholder of record at the Company’s principal executive offices at 510 Bering Drive, Suite 600, Houston, TX 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date and return the proxy card (or use the telephone or internet service listed on the proxy card) whether or not you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

I.    INFORMATION ABOUT VOTING

Solicitation of Proxies.  The Board of Directors (“Board”) of Crown Castle International Corp. (“CCIC” or the “Company”) is soliciting proxies for use at the 2006 Annual Meeting of Stockholders of CCIC (“Annual Meeting”) and any adjournments of the Annual Meeting. CCIC first sent this proxy statement, the accompanying form of proxy and the CCIC Annual Report on Form 10-K for the year ended December 31, 2005 to its stockholders on or about April 18, 2006.

Agenda Items.  The agenda for the Annual Meeting is to:

1.	Elect three class II directors for a term of three years;

2.	Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent public accountants for fiscal year 2006; and

3.	Transact such other business as may properly come before the Annual Meeting.

Who can Vote.  You can vote at the Annual Meeting if you are a holder of record on the Record Date of CCIC’s common stock, par value of $0.01 per share (“Common Stock”). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on March 31, 2006 (“Record Date”). Holders of Common Stock will have one vote for each share of Common Stock. As of the close of business on the Record Date, there were 216,011,277 shares of Common Stock outstanding.

How to Vote.  You may vote in two ways:

•	You can come to the Annual Meeting and cast your vote there; or

•	You can cause your shares to be voted by signing and returning the enclosed proxy card (or contacting the internet or telephone voting service listed on your proxy card). If you do, the individuals named on the card will vote your shares in the manner you indicate (or if you fail to so indicate, in the manner described in “Use of Proxies” below).

Use of Proxies.  Unless you mark the proxy card to vote differently, the individuals named in the proxy card will vote all shares represented by the signed and returned proxies FOR the Board nominees named herein (Proposal 1), and FOR the ratification of the appointment of KPMG LLP as the Company’s independent public accountants for fiscal year 2006 (Proposal 2). The Company does not now know of any other matters to come before the Annual Meeting. If they do, the proxy holder will vote the shares represented by the proxies in his or her best judgment.

Revoking a Proxy.  You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice of revocation to the Corporate Secretary of CCIC;

•	Delivering a properly executed, later-dated proxy; or

•	Attending the Annual Meeting and voting in person.

The Quorum Requirement.  A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

Vote Required for Action.  Directors are elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The ratification of KPMG LLP as CCIC’s independent public accountants for fiscal year 2006 (Proposal 2) requires the affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote on such matter. Generally, all other actions which may come before the Annual Meeting require the affirmative vote of a majority of the voting power represented by shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

With respect to Proposal 1, abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. Abstentions have the same effect as a vote against with respect to all proposals other than the election of directors. Shares represented by broker non-votes are not considered to be entitled to vote for purposes of Proposal 2; therefore, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

II.    PROPOSALS

1.  The Election of Directors

CCIC has three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for current class II directors (Ari Q. Fitzgerald, John P. Kelly and Carl Ferenbach) expires at the Annual Meeting. Mr. Ferenbach will retire from the Board effective upon the election and qualification of his successor at the Annual Meeting. On February 23, 2006, the Board adopted a resolution reducing the number of directors to nine, effective as of the Annual Meeting, in anticipation of Mr. Ferenbach’s retirement from the Board. To even out the classes, Mr. Garrison, who is currently serving as a class I director, will stand for election at the Annual Meeting as a class II director. Assuming all nominees for director are elected at the Annual Meeting, three directors will be serving in each of classes I, II and III. In the event that Mr. Garrison is not elected as a class II director, he will continue to serve the remainder of his current term as a class I director, the number of class I directors will remain at four and the total number of directors will remain at nine.

As such, the nominees for class II directors this year are: Ari Q. Fitzgerald, John P. Kelly and Robert E. Garrison II.

Each nominee has consented to be nominated and has expressed his intention to serve if elected. The Board expects that each of the nominees for class II directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this proxy statement (see “III. Board of Directors”).

The Board of Directors recommends a vote FOR the election of Ari Q. Fitzgerald, John P. Kelly and Robert E. Garrison II as class II directors.

2.  Ratification of Appointment of Independent Public Accountants

The Audit Committee of the Board has appointed KPMG LLP to continue to serve as CCIC’s independent public accountants for fiscal year 2006. KPMG LLP has served as CCIC’s independent public accountants since 1995. In the event the stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee. Approval of the resolution will in no way limit the Audit Committee’s authority to terminate or otherwise change the engagement of KPMG LLP for fiscal year 2006.

The Company expects a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

In connection with the audit of the Company’s 2005 financial statements and internal control over financial reporting, the Company entered into an agreement with KPMG LLP which sets forth the terms by which KPMG LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures, an exclusion of punitive damages and various other provisions.

The Company was billed for professional services provided with respect to fiscal years 2004 and 2005 by KPMG LLP in the amounts set forth in the following table.

Services Provided	2004	2005
Audit Fees (a)	$2,147,000	$2,842,000
Audit-Related Fees (b)	110,000	28,000
Tax Fees (c)	1,122,000	892,000
All Other Fees (d)	—	—

Total	$3,379,000	$3,762,000

(a)	Represents the aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q, services related to the audit of internal control over financial reporting, and other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(b)	Represents the aggregate fees billed for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements not reported as “Audit Fees”. Audit-related fees for 2005 include services relating to audits of employee benefit plans. Audit-related fees for 2004 include services relating to potential transactions, the sale of Crown Castle UK Limited, and audits of employee benefit plans.

(c)	Represents the aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice and tax planning. Tax fees for 2005 consist of (1) tax compliance, planning and preparation services of $410,000 and (2) tax consulting and advisory services of $482,000. Tax fees for 2004 consist of (1) tax compliance, planning and preparation services of $437,000 and (2) tax consulting and advisory services of $685,000.

(d)	No products or services were provided to the Company by KPMG LLP other than those reported as audit, audit-related or tax fees.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent public accountants for fiscal year 2006.

III.    BOARD OF DIRECTORS

Nominees for Director

Class II—Term Expiring in 2009

Ari Q. Fitzgerald

Principal Occupation: Partner with Hogan & Hartson L.L.P.

Age: 43

Director Since: 2002

Mr. Fitzgerald was appointed a director of CCIC in August 2002. Mr. Fitzgerald is currently a partner in the Washington, D.C. office of Hogan & Hartson L.L.P., and is a member of that firm’s Communications Group where he concentrates on wireless, international and internet-related issues. Prior to joining Hogan & Hartson, Mr. Fitzgerald was an attorney with the Federal

Communications Commission (“FCC”) from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as Deputy Chief of the FCC’s International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the international law firm of Sullivan & Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank First Boston before entering law school.

John P. Kelly

Principal Occupation: President and Chief Executive Officer

Age: 48

Director Since: 2000

John P. Kelly was elected as a director of CCIC in May 2000 and was appointed President and Chief Executive Officer (“CEO”) of CCIC in August 2001. Prior to his appointment as CEO, he served as President and Chief Operating Officer (“COO”) of CCIC. Mr. Kelly joined CCIC in July 1998 and was named President and COO of Crown Communication, Inc. in December of that year. From January

1990 to July 1998, Mr. Kelly was the President and COO of Atlantic Cellular Company L.P. From December 1995 to July 1998, Mr. Kelly was also President and COO of Hawaiian Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the board of directors of PCIA, the Wireless Infrastructure Association.

Robert E. Garrison II

Principal Occupation: President of Sanders Morris Harris Group

Age: 64

Director Since: New Nominee for Director

Robert E. Garrison II is President and a director of Sanders Morris Harris Group (“SMHG”), a publicly owned financial services company, and has served in such capacities since January 1999. Mr. Garrison served as CEO of SMHG from January 1999 until May 2002 and also serves as a director of Sanders Morris Harris, Inc., an operating subsidiary of SMHG. Mr. Garrison co-founded Harris Webb &

Garrison, Inc. and until January 1999 served as its Executive Vice President and head of investment banking. Until January 1999, he also served as Chairman and CEO of Pinnacle Management & Trust Company (“PMT”), which he co-founded in 1994; he now serves on the management committee of Salient Capital Management, LLC, the general partner of Pinnacle Trust Company, LTA (the successor to PMT). Mr. Garrison also serves as Chairman and a director of SMH Capital and a director of SMH Capital Advisors, Inc. From 1990 to 1991, Mr. Garrison served as President and CEO of Medical Center Bank & Trust Company, and from 1989 to 1990 he was President of Iroquois Brands. Before such time, he served as Managing Partner of Lovett Mitchell Webb & Garrison (a division of Kemper Securities Group, Inc.) from 1983 to 1989 and Director of Research for Underwood Neuhaus and Co. from 1971 to 1982. Mr. Garrison is also a director of FirstCity Financial Corporation, a public financial services company; Prosperity Bank; and Somerset House Publishing. He also serves on the board of directors of the Memorial Hermann Hospital Systems and is Chairman of the board of directors of Brava Therapeutics. Mr. Garrison has over 38 years experience in the securities industry and is a Chartered Financial Analyst.

Directors Continuing in Office

Class III—For a Term Expiring in 2007

Randall A. Hack

Principal Occupation: Senior Managing Director, Capstone Capital L.L.C and Senior Managing Director, Nassau Capital L.L.C.

Age: 58

Director Since: 1997

Randall A. Hack was elected as a director of CCIC in February 1997. Mr. Hack currently serves as Senior Managing Director of Capstone Capital L.L.C. He has served since 1995 as a Senior Managing Director of Nassau Capital L.L.C., an investment firm that he founded, which manages a portfolio of investments in private companies exclusively on behalf of Princeton University’s endowment. Mr. Hack is also an Advisory Director of Berkshire Partners LLC, a private equity investment firm based in Boston with approximately $3.5 billion of capital under management. From 1990 to January 1995, Mr. Hack served as President of the Princeton University Investment Company (“PRINCO”), which has overall management responsibility for Princeton’s $11 billion endowment. From 1978 to 1988, he served as President and CEO of Matrix Development Company, a commercial and industrial real estate development firm that he founded. Mr. Hack holds a number of corporate directorships, including Output Exploration L.L.C. (“OPEX”), a private company engaged in oil and gas exploration and production; and FiberTower Corporation, a private company providing backhaul services to wireless carriers.

Edward C. Hutcheson, Jr.

Principal Occupation: Private Investments

Age: 60

Director Since: 1999 (with prior service as a director from
1995 to 1999)

Edward C. Hutcheson, Jr. has served as a director of CCIC from January 1995 until February 1999 and from July 1999 until the present. Mr. Hutcheson co-founded CCIC in 1994 and served as CEO or Chairman from its inception until March 1997. Since February 2000, Mr. Hutcheson has been involved in private investment activities. From March 1997 until February 2000, he served in several capacities, including COO, with Sanders Morris Harris Group, a publicly owned financial services company, and its predecessor companies. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, COO and a director of the Baroid holding company from 1990 through 1993. Mr. Hutcheson also serves on the board of directors of Trico Marine Services, a publicly held provider of marine support vessels to the oil and gas industry.

J. Landis Martin

Principal Occupation: Founder and Managing Director, Platte River Ventures, LLC (private investments)

Age: 60

Director Since: 1999 (with prior service as a director from 1995 to 1998)

J. Landis Martin has been a director of CCIC from 1995 through November 1998 and November 1999 to the present. Mr. Martin has served as Chairman of the Board of CCIC since May 2002. Mr. Martin is the founder of Platte River Ventures, LLC and has been Managing Director since November 2005. Mr. Martin retired as Chairman and CEO of Titanium Metals Corporation (“TIMET”), an integrated producer of titanium metals, where he served from January 1994 until November 2005. Mr. Martin served as President and CEO of NL Industries, Inc. (“NL”), a manufacturer of titanium dioxide chemicals, from 1987 to 2003 and as a director from 1986 to 2003. Mr. Martin is also a director of Halliburton Company and Apartment Investment Management Company.

Class I—Term Expiring in 2008

Dale N. Hatfield

Principal Occupation: Adjunct Professor, Interdisciplinary Telecommunications Program, University of Colorado at Boulder

Age: 68

Director Since: 2001

Dale N. Hatfield was appointed a director of CCIC in July 2001. Mr. Hatfield has been an Adjunct Professor in the Department of Interdisciplinary Telecommunications at the University of Colorado at Boulder since April 2002. Before assuming his current position, Mr. Hatfield had been the Chair of the Interdisciplinary

Telecommunications Program at the University of Colorado at Boulder since January 2001. Prior to assuming that position, Mr. Hatfield was the Chief of the Office of Engineering and Technology at the FCC and, immediately before that, he was the FCC’s Chief Technologist. He retired from the FCC and government service in December 2000. Before joining the FCC in December 1997, he was CEO of Hatfield Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant Secretary of Commerce for Communications and Information and Deputy Administrator of the National Telecommunications and Information Administration (“NTIA”). Before moving to NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC.

Lee W. Hogan

Principal Occupation: Individual Investor

Age: 61

Director Since: 2001

Lee W. Hogan was appointed as a director of CCIC in March 2001. Mr. Hogan served as President and CEO of SFM Limited from March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. (“Reliant”), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as Vice Chairman and as one of four members of The Office of the Chief Executive Officer, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant’s board of directors. Previously, Mr. Hogan served as CEO of Reliant’s Retail Energy Group, president and CEO of Reliant’s International Business Group (directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant’s Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990. Mr. Hogan is a member of the board of directors of St. Luke’s Episcopal Health System, Greater Houston Community Foundation, The Texas Heart Institute and Carlyle/Riverstone Advisory Board.

Robert F. McKenzie

Principal Occupation: Individual Investor

Age: 62

Director Since: 1995

Robert F. McKenzie was elected as a director of CCIC in 1995. From 1990 to 1994, Mr. McKenzie was the COO and a director of OneComm, Inc., a mobile communications provider that he helped found in 1990. From 1980 to 1990, he held general management positions with Northern Telecom, Inc., a supplier of telecommunications equipment, and was responsible for the marketing and support of its Meridian

Telephone Systems and Distributed Communications networks to businesses throughout the Western United States. Since 1995, Mr. McKenzie has sought to help develop telecommunications companies as an independent investor and a director, including Cordillera Communications Corporation, CO Space, Velocom Inc. and Vector ESP, Inc.

IV.    INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During 2005, the Board held five regular meetings and seven special meetings. Each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board during the period which he was a director and (2) the total number of meetings of all Board committees (“Committees”) on which he served during the period which he was a director.

The Company’s Corporate Governance Guidelines provide that, while the Board understands that scheduling conflicts may arise resulting in absences, the Board strongly encourages each director to attend the Company’s annual meeting of stockholders. Of the 11 directors who were serving on the Board at the time of the Company’s 2005 annual meeting of stockholders, all 10 of the current directors attended such annual meeting of stockholders.

The non-management members of the Board generally meet in executive session at each regularly scheduled meeting of the Board (typically five times per year). The Company’s Corporate Governance Guidelines provide that if the Chairman of the Board is a non-management director, the Chairman of the Board shall preside at such meetings, and if the Chairman of the Board is a member of management, the non-management directors may elect a chairman to preside at such executive sessions.

Committees

The Board has four standing Committees: Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee (“NCG Committee”) and Strategy Committee. Copies of the Committee charters of each of the Audit Committee, Compensation Committee and the NCG Committee, together with certain other corporate governance materials, including the Financial Code of Ethics, can be found under the Investor Relations section of the Company’s website at http://investor.crowncastle.com. The Audit Committee Charter is set forth on Appendix A hereto. A summary of each Committee’s function is set forth below.

•	Audit Committee

Members:  Mr. McKenzie (Chairman), Mr. Hack, Mr. Hogan and Mr. Garrison—all independent directors, as defined under NYSE listing standards and SEC rules.

Number of Meetings in 2005: 18

Functions:  The functions of the Audit Committee include:

•	provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the Company’s financial statements and accounting practices;

•	the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	the Company’s compliance with legal and regulatory requirements;

•	the qualifications and independence of the Company’s independent external auditors (“Auditors”);

•	the performance of the Company’s internal audit function and the Auditors;

•	the Company’s systems of internal controls and internal audit function;

•	select and appoint the Auditors to audit the financial statements of the Company; and

•	approve audit and non-audit services to be performed by the Auditors.

Audit Committee Financial Expert:  The Board has determined that the Audit Committee has at least one “audit committee financial expert” pursuant to applicable SEC rules and that Robert E. Garrison II meets the requirements of an audit committee financial expert pursuant to such SEC rules. For information regarding Mr. Garrison’s business experience, see “III. Board of Directors.”

For additional information regarding the Audit Committee, see “VIII. Audit Committee Matters.”

•	Compensation Committee

Members:  Mr. Hogan (Chairman), Mr. Ferenbach and Mr. Fitzgerald—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2005: 6

Functions:  The functions of the Compensation Committee include:

•	assist the Board with its responsibilities relating to compensation of executives of the Company;

•	design, recommend, administer and evaluate the executive compensation plans, policies and programs of the Company;

•	oversee administration of the Company’s incentive compensation and equity-based compensation plans;

•	review and recommend to the independent directors of the Board the compensation of the CEO;

•	review and recommend to the Board the compensation of the CEO’s direct reports and certain other senior officers of the Company and its subsidiaries (“Specified Officers”); and

•	generally review and monitor compensation for employees other than the CEO and the Specified Officers.

For additional information regarding the Compensation Committee, see “VII. Executive Compensation—Compensation Committee 2005 Report.”

•	Nominating & Corporate Governance Committee

Members:  Mr. Hutcheson (Chairman), Mr. Fitzgerald, Mr. Hatfield and Mr. Martin—all independent directors, as defined under NYSE listing standards.

Number of Meetings in 2005: 5

Functions:  The functions of the NCG Committee include:

•	assist the Board by identifying individuals qualified to become Board members and recommend director nominees for election by the stockholders or for appointment to fill vacancies;

•	recommend to the Board director nominees for each Committee of the Board;

•	advise the Board about director compensation and make recommendations to the Board with respect thereto;

•	advise the Board about appropriate composition of the Board and its Committees;

•	advise the Board about and recommend to the Board appropriate corporate governance practices and assist the Board in implementing those practices; and

•	oversee the periodic evaluation of the Board and its Committees.

Consideration of Director Nominees:  The NCG Committee has the authority to recommend nominees for election as directors to the Board. In considering candidates for the Board, the NCG Committee considers the entirety of each candidate’s credentials and currently does not maintain any specific minimum qualifications that must be met by an NCG Committee recommended nominee.

While the NCG Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the NCG Committee will generally consider, among other factors, whether prospective nominees are able to read and understand basic financial statements, have relevant business experience, have industry or other specialized expertise and have high moral character. The NCG Committee may attribute greater or lesser significance to different factors at particular times depending upon the needs of the Board, its composition, or the NCG Committee’s perception about future issues and needs.

The NCG Committee may consider candidates for the Board from any reasonable source, including from a search firm engaged by the NCG Committee or through stockholder recommendations (provided the procedures set forth below in section “IX. Other Matters—Stockholder Recommendation of Director Candidates” are followed). The NCG Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant experience, the NCG Committee may consider previous experience as a member of the Board.

•	Strategy Committee

Members:  Mr. Ferenbach (Chairman), Mr. Hack, Mr. Hatfield, Mr. Hutcheson, Mr. Kelly, Mr. McKenzie—all independent directors, except Mr. Kelly, CCIC’s President and CEO.

Number of Meetings in 2005: 5

Functions:  The functions of the Strategy Committee include:

•	support the Company’s executive management in developing and overseeing the Company’s strategic initiatives;

•	provide management with guidance and oversight on strategy development and execution; and

•	act as an advisor to the Board and management on strategy-related issues and direction.

Board Independence, Compensation and Relationships

•	Independence. To assist in its determination of the independence of members of the Board, the Board has adopted certain categorical standards, as set forth on Appendix B hereto. The Board has affirmatively determined, taking into account such categorical standards, that each member of the Board, except Mr. Kelly (CCIC’s President and CEO), has no material relationship with CCIC and is an independent director, as defined under NYSE listing standards.

•	Compensation Plan. The Board maintains a compensation arrangement for non-employee directors of CCIC as described below.

•	Retainer and Fees. Each non-employee director of CCIC receives an annual retainer of $20,000 (plus an additional $10,000 for the Audit Committee chairman and an additional $5,000 for each other Committee chairman) paid quarterly and reimbursement of reasonable incidental expenses. Each non-employee director also receives $1,500 for attendance at each Board meeting held “in person” and $1,000 for attendance at each Board meeting held by conference call. In addition, each non-employee director receives $1,500 for each Committee meeting attended (plus, in the case of a Committee chairman, an additional $1,000 for each Committee meeting after the fourth such meeting in any given year).

•	Equity Compensation. At the first regularly scheduled Board meeting of each year, CCIC typically grants each non-employee director an equity-based award as a component of compensation for service on the Board. In connection with the equity award for both 2005 and 2006, the Board retained the services of an independent executive compensation consulting firm to conduct research regarding equity compensation standards and trends for non-employee directors.

Following receipt and review of the compensation consultant’s analysis with respect to the 2005 award, and upon recommendation from the NCG Committee, the Board approved a policy of granting, at the Board’s first regularly scheduled meeting of each year, shares of Common Stock to each non-employee director having a valuation equal to $55,000, priced at the per share closing price of the Common Stock as of the date of such first Board meeting. Pursuant to such policy, the Board granted pursuant to the 2001 Stock Incentive Plan (1) 3,395 shares of Common Stock (priced at $16.20 per share, the closing price of the Common Stock on February 24, 2005) to each non-employee director of the Board other than J. Landis Martin and (2) 8,490 shares of Common Stock to J. Landis Martin for service as non-employee Chairman of the Board.

Following receipt and review of the compensation consultant’s analysis with respect to the 2006 award, and upon recommendation from the NCG Committee, the Board amended its policy such that, at the Board’s first regularly scheduled meeting of each year, shares of Common Stock would be granted to each non-employee director having a valuation equal to $85,000, priced at the per share closing price of the Common Stock as of the date of such first Board meeting. Pursuant to such policy, the Board granted pursuant to the 2004 Stock Incentive Plan (1) 2,752 shares of Common Stock (priced at $30.89 per share, the closing price of the Common Stock on February 23, 2006) to each non-employee director of the Board other than J. Landis Martin and Carl Ferenbach. The Board granted 4,856 shares of Common Stock to J. Landis Martin for service as non-employee Chairman of the Board. Mr. Ferenbach waived receipt of any non-employee director equity grant as a result of his decision not to stand for re-election to the Board at the Annual Meeting.

•	Other Compensation. Each non-employee director is eligible to participate, at such director’s election, in the Company’s medical and dental plans at the same cost such plans are made available by the Company to its employees. A director who is also an employee of the Company receives no additional compensation for services as a director.

•	Compensation Committee Interlocks and Insider Participation. During 2005, none of the Company’s executive officers served on the compensation committee or board of directors of another company, one of whose executive officers served on the Company’s Board or Compensation Committee. During 2005 and the first quarter of 2006, the Company retained the law firm of Hogan & Hartson L.L.P. to provide certain regulatory legal counsel, including with respect to the spectrum license acquired in FCC Auction 46 in 2003. Mr. Fitzgerald, a director of CCIC and member of the Compensation Committee, is a partner with Hogan & Hartson L.L.P.

V.    EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Mr. Kelly is set forth above under “III. Board of Directors.”

Name	Age	Position
John P. Kelly	48	President and Chief Executive Officer
W. Benjamin Moreland	42	Executive Vice President and Chief Financial Officer
E. Blake Hawk	56	Executive Vice President and General Counsel
James D. Young	44	President—Tower Operations
James D. Cordes	40	Senior Vice President—Corporate Development & Strategy
Michael T. Schueppert	40	Senior Vice President of CCIC and President—Modeo

W. Benjamin Moreland has served as Executive Vice President and Chief Financial Officer (“CFO”) since February 2004. He was appointed CFO and Treasurer of CCIC in April 2000. Prior to being appointed CFO, he had served as Senior Vice President and Treasurer of CCIC and its domestic subsidiaries since October 1999. Mr. Moreland joined CCIC following 15 years with Chase Manhattan Bank, primarily in corporate finance and real estate investment banking. He is responsible for general corporate financing and compliance activities for CCIC.

E. Blake Hawk has been Executive Vice President and General Counsel of CCIC since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. Mr. Hawk was licensed by the State Bar of Texas in 1976 and certified as a Certified Public Accountant (Texas) in 1976.

James D. Young was appointed President—Tower Operations of CCIC in October 2005. Prior to joining the Company and since 2000, Mr. Young was Region Vice President—Engineering & Operations at Nextel Communications where he oversaw site development, radio frequency engineering and fixed network elements for Nextel’s network in the northeastern United States. From 1997 to 2000, Mr. Young was Vice President, Network/Operations—Florida with Nextel Communications, during which time he oversaw site development, radio frequency and network support for Nextel’s network in Florida.

James D. Cordes was appointed Senior Vice President—Corporate Development & Strategy of CCIC in October 2005. Prior to joining the Company, from 2000 to 2004, Mr. Cordes was Director of Corporate Planning & Strategic Relationships with Novadigm, Inc., a publicly-traded enterprise management software company sold to Hewlett-Packard in 2004. In such capacity, Mr. Cordes led corporate strategy, mergers and acquisitions, strategic alliances and other special projects for Novadigm. From 1995 to 2000, Mr. Cordes was Vice President—Investment Banking with Donaldson, Lufkin & Jenrette, Inc.

Michael T. Schueppert was appointed President—Modeo in September 2004 and Senior Vice President of CCIC in July 2000. Prior to being appointed Senior Vice President of CCIC, he had served as Director of Sales & Marketing for Crown Castle UK Limited since September 1997.

VI.    SECURITY OWNERSHIP OF CCIC

Management Ownership

The table below shows the beneficial ownership as of March 31, 2006 of CCIC’s capital stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see “VII. Executive Compensation—Summary Compensation Table”) and all directors and executive officers as a group. This table also gives effect to shares that may be acquired pursuant to options, warrants or other convertible securities within 60 days after March 31, 2006.

		Shares Beneficially Owned
Executive Officers and Directors(a)	Title of Class	Number(b)(c)		Percent(d)
James D. Cordes	Common Stock	69,038	(e)	*
Carl Ferenbach	Common Stock	253,222		*
Ari Q. Fitzgerald	Common Stock	37,522	(f)	*
Robert E. Garrison II	Common Stock	15,109	(g)	*
Randall A. Hack	Common Stock	304,873	(h)	*
Dale N. Hatfield	Common Stock	74,522	(i)	*
E. Blake Hawk	Common Stock	1,293,043	(j)	*
Lee W. Hogan	Common Stock	47,022		*
Edward C. Hutcheson, Jr.	Common Stock	186,868	(k)	*
John P. Kelly	Common Stock	2,606,401	(l)	1.20%
J. Landis Martin	Common Stock	428,111	(m)	*
Robert F. McKenzie	Common Stock	111,710	(n)	*
W. Benjamin Moreland	Common Stock	1,250,889	(o)	*
Michael T. Schueppert	Common Stock	432,652	(p)	*
Directors and Executive Officers as a group (15 persons total)	Common Stock	7,223,829	(q)	3.29%

*	Less than 1%

(a)	Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.

(b)	As used in the footnotes to this table below, “2006 Performance RSAs” means certain shares of restricted stock (“RSAs”) granted by CCIC in the first quarter of 2006, pursuant to the 2004 Stock Incentive Plan. The terms of the Restricted Stock Agreements relating to the 2006 Performance RSAs provide that if the Common Stock closes at or above $35.52, $40.85 or $46.98 per share for any 20 consecutive trading days which include any date on or before February 23, 2010 (the fourth anniversary of the date of grant), one-third of the 2006 Performance RSAs vests (i.e., the transfer and forfeiture restrictions terminate) upon reaching each such price target. In addition, any remaining unvested 2006 Performance RSAs vest on the February 23, 2010 if the Common Stock closes at or above $37.07 per share for any 20 consecutive trading days which include any date on or before February 23, 2010. Any 2006 Performance RSAs that have not otherwise vested will be forfeited as of February 23, 2010.

(c)	As used in the footnotes to this table below, “2006 Retention RSAs” means certain RSAs granted by CCIC in the first quarter of 2006, pursuant to the 2004 Stock Incentive Plan. The terms of the Restricted Stock Agreements relating to the 2006 Retention RSAs provide that such RSAs will vest on February 23, 2009 (the third anniversary of the date of grant) if the Common Stock closes at or above $42.50 per share for any 20 consecutive trading days which include any date on or between September 22, 2008 and February 23, 2009. Any shares of 2006 Retention RSAs that have not otherwise vested pursuant to the preceding sentence will be forfeited as of February 23, 2009. The Restricted Stock Agreements also provide that the vesting of the 2006 Retention RSAs will generally not be accelerated pursuant to severance agreements entered into with the executive officers upon a qualifying termination of employment that does not occur during a change in control period, but instead will be forfeited in the event of such a termination.

(d)	Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding securities as of March 31, 2006.

(e)	Represents (1) 25,000 shares of RSAs which may vest 10%, 15%, 20%, 25%, 30%, respectively, on each of the first five anniversaries of the grant date (October 20, 2005) (“New Hire RSAs”), (2) 27,100 shares of 2006 Performance RSAs and (3) 16,938 shares of 2006 Retention RSAs.

(f)	Represents 12,522 shares of Common Stock and options to purchase 25,000 shares of Common Stock collectively held on behalf of Hogan & Hartson L.L.P. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan & Hartson L.L.P.

(g)	Includes 2,000 shares of Common Stock owned by Mr. Garrison’s spouse, with respect to which Mr. Garrison may be deemed to have shared voting and investment power. Mr. Garrison disclaims beneficial ownership of the 2,000 shares of Common Stock held by his spouse.

(h)	Includes (1) options to purchase 40,000 shares of Common Stock, (2) 149,055 shares held by an investment entity of which Mr. Hack’s spouse has sole voting and dispositive power, and (3) options to purchase 35,000 shares of Common Stock and warrants to acquire 50,000 shares of Common Stock held by Nassau Capital LLC and its affiliates. Mr. Hack disclaims beneficial ownership of the shares held by such investment entity and the shares represented by the options and warrants held by Nassau Capital LLC and its affiliates.

(i)	Includes options to purchase 40,000 shares of Common Stock.

(j)	Includes (1) options to purchase 763,637 shares of Common Stock, (2) 40,073 shares of 2006 Performance RSAs, (3) 55,657 shares of 2006 Retention RSAs, (4) options to purchase 30,000 shares of Common Stock held by a trust, of which Mr. Hawk is the trustee, for the benefit of Mr. Hawk’s child, and (5) 55,000 shares of Common Stock owned by Mr. Hawk’s spouse, with respect to which Mr. Hawk may be deemed to have shared voting and investment power. Mr. Hawk disclaims beneficial ownership of the 55,000 shares of Common Stock held by his spouse.

(k)	Includes (1) options to purchase 50,000 shares of Common Stock and (2) 1,130 shares of Common Stock owned by Mr. Hutcheson’s spouse, with respect to which Mr. Hutcheson may be deemed to have shared voting and investment power. Mr. Hutcheson disclaims beneficial ownership of the 1,130 shares of Common Stock held by his spouse.

(l)	Includes (1) options to purchase 1,718,562 shares of Common Stock, (2) 108,664 shares of 2006 Performance RSAs, and (3) 145,533 shares of 2006 Retention RSAs.

(m)	Includes (1) options to purchase 45,000 shares of Common Stock, (2) warrants to acquire 8,000 shares of Common Stock, (3) 21,612, 100,000 and 100,000 shares of Common Stock, respectively, held in three separate grantor retained annuity trusts (GRATs) and (4) 2,000 shares of Common Stock held in a trust, of which Mr. Martin is the Trustee, for the benefit of Mr. Martin’s children.

(n)	Includes options to purchase 82,813 shares of Common Stock. Excludes options to purchase 10,000 shares of Common Stock held by Mr. McKenzie pursuant to a divorce agreement dated August 18, 2000 for the benefit of his ex-wife; Mr. McKenzie disclaims beneficial ownership of such options held for his ex-wife.

(o)	Includes (1) options to purchase 737,226 shares of Common Stock, (2) 62,486 shares of 2006 Performance RSAs and (3) 78,108 shares of 2006 Retention RSAs.

(p)	Includes options to purchase 226,000 shares of Common Stock. In addition to ownership of Common Stock shown in the table, in the first quarter of 2006, the Board authorized the grant of certain phantom option awards to Mr. Schueppert pursuant to a proposed Modeo phantom equity option plan relating to approximately a 1.245% equity interest in Modeo LLC and an option price based on a deemed equity value at the time of the authorization plus increases relating to capital contributions. See “Compensation Committee 2005 Report.”

(q)	Includes (1) options to purchase 3,793,238 shares of Common Stock, (2) warrants to acquire 58,000 shares of Common Stock, (3) 58,000 shares of New Hire RSAs, (4) 281,876 shares of 2006 Performance RSAs, and (5) 332,530 shares of 2006 Retention RSAs. Does not include certain phantom option awards granted pursuant to a proposed Modeo phantom equity option plan as described in footnote (p) above.

Other Security Ownership

The following is a tabulation as of March 31, 2006 of those stockholders of CCIC who own beneficially in excess of 5% of each class of CCIC voting securities.

		Shares Beneficially Owned
Beneficial Owner	Title of Class	Number	Percent(a)
SPO Partners & Co. (b) (including affiliates and related investment funds)	Common Stock	33,345,963	15.44%
591 Redwood Highway, Suite 3215 Mill Valley, CA 94941

T. Rowe Price Associates, Inc. (c)	Common Stock	21,022,313	9.73%
100 E. Pratt Street Baltimore, MD 21202

Goldman Sachs Asset Management, L.P. (d)	Common Stock	19,624,535	9.09%
32 Old Slip New York, NY 10005

FMR Corp. (e) (including affiliates and related investment funds)	Common Stock	14,040,697	6.47%
82 Devonshire St. Boston, MA 02109

AXA Financial, Inc. (f) (including affiliates and related investment funds)	Common Stock	12,036,388	5.57%
1290 Avenue of the Americas New York, NY 10104

Morgan Stanley (g)	Common Stock	12,006,954	5.56%
1585 Broadway New York, NY 10036

(a)	Pursuant to SEC rules, Common Stock percentages shown are based on the number of outstanding shares of Common Stock as of March 31, 2006.

(b)

The number of shares shown is based on an amendment to Schedule 13D filed jointly on June 25, 2003 by the following (collectively, the “SPO Reporting Persons”): SPO Partners II, L.P. (“SPO”), SPO Advisory Partners, L.P. (“SPO Advisory Partners”), San Francisco Partners II, L.P. (“SFP”), SF Advisory Partners, L.P. (“SF Advisory Partners”), SPO Advisory Corp. (“SPO Advisory Corp.”), Cranberry Lake Partners, L.P. (“CLP”), The John H. Scully Trust, dated October 1, 2003 (“Scully Trust”), Phoebe Snow Foundation, Inc. (“PS Foundation”), John H. Scully (“JHS”), Oberndorf Foundation (“O Foundation”), William E. Oberndorf (“WEO”), William J. Patterson (“WJP”), Edward H. McDermott (“EHM”), Brian Scully (“BS”), Vincent Scully (“VS”), Betty Jane Weimer (“BJW”), Michael B. Yuen (“MBY”), Kurt C. Mobley (“KCM”) and Oberndorf Family Partners (“OFP”). The

Schedule 13D states that the SPO Reporting Persons may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 (“Exchange Act”), although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists. The number of shares shown also reflects information contained in Form 4s filed with the SEC by SPO Advisory Corp. on August 11, 2004 and December 2, 2005.

The Schedule 13D amendment and the Form 4s provide, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons pursuant to Rule 13d-3 of the Exchange Act (percentage interest calculations shown in parentheses below are based upon the outstanding shares of Common Stock as of March 31, 2006, rather than the percentages set forth in the Schedule 13D amendment):

•	SPO owns beneficially 26,827,663 shares (approximately 12.42%). Acting through its sole general partner, SPO has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Because of its position as the sole general partner of SPO, SPO Advisory Partners may be deemed to beneficially own 26,827,663 shares (approximately 12.42%). Acting through its general partner and in its capacity as the sole general partner of SPO, SPO Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	SFP owns beneficially 1,947,300 shares. Acting through its sole general partner, SFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to beneficially own 1,947,300 shares. Acting through its general partner and in its capacity as the sole general partner of SFP, SF Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 28,774,963 shares (approximately 13.32%). Acting through its controlling persons and in its capacities as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	CLP owns beneficially 339,800 shares. Acting through its sole general partner, CLP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Netcong Newton Partners, L.P. (“Netcong”) owns beneficially 150,800 shares. Acting through one of its general partners, Netcong Newton Partners, L.P. (“Netcong”) may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	O Foundation owns beneficially 400,000 shares. Acting through its controlling persons, O Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	Individually, and because of its position as the sole general partner of CLP and as a general partner of Netcong, Scully Trust may be deemed to beneficially own 1,153,000 shares. Acting through its trustees and in its capacity as the sole general partner of CLP, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 339,800 shares. Acting through its trustees, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 662,400 shares. Acting through its trustees and in its capacity as a general partner of Netcong, Scully Trust may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 150,800 shares.

•	PS Foundation owns beneficially 895,800 shares. Acting through its controlling person, PS Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•

Individually, and because of his positions as a control person of SPO Advisory Corp., trustee for Scully Trust, which serves as the sole general partner of CLP, and controlling person, sole director and officer of

PS Foundation, JHS may be deemed to beneficially own 31,141,563 shares (approximately 14.42%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, JHS may be deemed to have shared power with WEO and WJP to vote or direct the vote and to dispose or direct the disposition of 28,774,963 shares held by SPO and SFP. Because of his positions as a trustee for Scully Trust, which serves as the sole general partner of CLP, JHS may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 1,153,000 shares held by CLP, Netcong Newton Partners, L.P. and Scully Trust. JHS has the sole power to vote or direct the vote and to dispose or direct the disposition of 317,800 shares held in the John H. Scully Individual Retirement Account, a self-directed individual retirement account, and 895,800 shares held by the PS Foundation, for which JHS is the controlling person, sole director and officer.

•	Individually, and because of his positions as a control person of SPO Advisory Corp. and O Foundation, sole general partner of Oberndorf Family Partners, and trustee of the William and Susan Oberndorf Trust, dated October 15, 1998, WEO may be deemed to beneficially own 30,749,963 shares (approximately 14.24%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WEO may be deemed to have shared power with JHS and WJP to vote or direct the vote and to dispose or direct the disposition of 28,774,963 shares held by SPO and SFP. WEO may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 150,000 shares held in the William and Susan Oberndorf Trust, dated October 15, 1998 and 400,000 shares held by O Foundation. Individually, and because of his position as the sole general partner of OFP, a family partnership, WEO has the sole power to vote or direct the vote and to dispose or direct the disposition of 350,000 shares held by OFP, 1,025,000 shares held in Mr. Oberndorf’s Individual Retirement Accounts, which are self directed, and 50,000 shares owned by his minor children.

•	Individually and because of his position as a control person of SPO Advisory Corp., WJP may be deemed to beneficially own 28,789,963 shares (approximately 13.33%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WJP may be deemed to have shared power with JHS and WEO to vote or direct the vote and to dispose or direct the disposition of 28,774,963 shares held by SPO and SFP. Individually, WJP has the power to vote or directly vote and to dispose or direct the disposition of 15,000 shares.

•	OFP owns beneficially 350,000 shares. OFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.

•	EHM, KCM, BS, VS, BJW and MBY beneficially own 5,500, 100,000, 14,900, 11,000, 18,000 and 65,000 shares, respectively. Each such SPO Reporting Persons has the sole power to vote or direct the vote and to dispose or direct the disposition of all shares which they beneficially own.

(c)	Based on an amendment to Schedule 13G filed with the SEC on February 14, 2006, T. Rowe Price Associates, Inc. has sole voting power over 3,382,118 of such shares and sole dispositive power over all of such shares of Common Stock.

(d)	Based on an amendment to Schedule 13G filed with the SEC on February 8, 2006, Goldman Sachs Asset Management, L.P. (“GSAM LP”) reports sole dispositive power with respect to all such shares and sole voting power with respect to 16,883,731 of such shares. The Schedule 13G amendment states that such shares reflect the securities beneficially owned by GSAM LP. GSAM LP, an investment advisor, disclaims beneficial ownership of any securities managed, on GSAM LP’s behalf, by third parties.

(e)	The number of shares shown is based on an amendment to Schedule 13G filed jointly with the SEC on February 14, 2006 by FMR Corp. (“FMR”), Edward C. Johnson 3d (“E.C. Johnson”) and Fidelity Management & Research Company (“Fidelity”). Such Schedule 13G amendment provides that FMR has sole voting power over 651,694 of such shares and sole dispositive power over all of such shares. In addition, such Schedule 13G amendment indicates that E.C. Johnson has beneficial ownership of and sole dispositive power over such 14,040,697 shares.

The Schedule 13G amendment also provides, among other things, the following information regarding the shares reported (percentage interest calculations shown below are based upon the number of shares of Common Stock outstanding as of March 31, 2006, rather than the percentages set forth in the Schedule 13G amendment).

Fidelity, a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 13,871,772 shares, or 6.39%, of the Common Stock as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The number of shares owned by the investment companies at December 31, 2005 included 1,076,639 shares resulting from the assumed conversion of $11,660,000 principal amount of the Company’s 4% Convertible Senior Notes due 2010 (92.3361 shares of Common Stock for each $1,000 principal amount). E.C. Johnson, FMR, through its control of Fidelity, and the funds each has sole power to dispose of such 13,871,772 shares. Neither FMR nor E.C. Johnson, Chairman of FMR, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with such funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees.

Members of the E.C. Johnson family are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

Fidelity Management Trust Company (“FMT”), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the 1934 Act, is the beneficial owner of 36,800 shares of the Common Stock as a result of its serving as investment manager of the institutional accounts. E.C. Johnson and FMR, through its control of FMT, each has sole dispositive power over such 36,800 shares and sole power to vote or to direct the voting of the 36,800 shares owned by such institutional accounts.

Strategic Advisors, Inc., a wholly-owned subsidiary of FMR and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment services to individuals. As such, FMR’s beneficial ownership includes 125 shares of the Common Stock beneficially owned through Strategic Advisers, Inc.

Fidelity International Limited (“FIL”), and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL is the beneficial owner of 132,000 shares of the Common Stock.

A partnership controlled predominantly by members of the family of E.C Johnson, Chairman of FMR and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals.

FMR and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d). However, FMR has filed the Schedule 13G amendment on a voluntary basis as if all of the shares are beneficially owned by FMR and FIL on a joint basis.

(f)

Pursuant to a Schedule 13G filed with the SEC on February 14, 2006, each of AXA Financial, Inc., AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle and AXA has (1) sole voting power over 7,332,087 of such shares, (2) shared voting power over 978,487 of such shares,

(3) sole dispositive power over 12,015,212 of such shares, and (4) shared dispositive power over 21,176 of such shares of Common Stock. The Schedule 13G states that a majority of the shares reported therein are held by unaffiliated third-party client accounts managed by Alliance Capital Management L.P. (a majority-owned subsidiary of AXA Financial, Inc.), as investment adviser. The Schedule 13G also provides that each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle and AXA Courtage Assurance Mutuelle, as a group, and AXA expressly declares that the filing of such Schedule 13G shall not be construed as an admission that it is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G.

(g)	Based on a Schedule 13G filed with the SEC on February 15, 2006, Morgan Stanley has (1) sole voting power and sole dispositive power over 11,916,917 of such shares of Common Stock and (2) shared voting power and shared dispositive power over 8,505 of such shares of Common Stock. The Schedule 13G states that Morgan Stanley is filing the Schedule 13G solely in its capacity as the parent company of, and indirect beneficial owner of securities held by, one of its business units.

VII.    EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of CCIC to all persons who served as CEO during 2005 and the four most highly paid executive officers for 2005 (“Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)(a)	Other Annual Compensation ($)(b)		Restricted Stock Awards(c)
John P. Kelly President and Chief Executive Officer and Director	2005 2004 2003	$464,400 450,900 437,800	$731,600 740,600 612,900		$12,600 12,300 12,000		$2,098,418 1,944,697 2,466,000	(d) (d) (d)

W. Benjamin Moreland Executive Vice President and Chief Financial Officer	2005 2004 2003	$339,900 330,000 293,600	$410,500 422,000 295,400		$12,600 12,300 12,000		$1,353,397 1,296,049 1,233,000	(e) (e) (e)

E. Blake Hawk Executive Vice President and General Counsel	2005 2004 2003	$333,800 328,900 319,300	$328,400 364,900 294,000		$12,600 12,300 12,000		$708,928 664,801 883,650	(f) (f) (f)

James D. Cordes (g) Senior Vice President—Corporate Development & Strategy	2005 2004 2003	$58,200 — —	$44,100 — —	$	— — —		$597,500 — —	(g)

Michael T. Schueppert Senior Vice President of CCIC and President—Modeo	2005 2004 2003	$229,500 222,800 216,300	$79,100 205,400 199,200		$12,600 12,300 12,000	$	— 259,434 411,000	(h) (h) (h)

(a)	Bonuses are based upon a percentage of base salary and are determined based on achieving certain performance objectives.

(b)	Represents amounts received pursuant to matching contributions made by the Company in accordance with the Company’s 401(k) plan.

(c)	As used in the footnotes below, “2003 RSAs” means certain RSAs granted by CCIC in January 2003, pursuant to its 2001 Stock Incentive Plan, which contained provisions for vesting (i.e., the transfer and forfeiture restrictions terminate) relating to (i) vesting over time at 10%, 15%, 20%, 25% and 30% respectively, on each November 14 for the years 2004 through 2008 (“Time Vesting”) and (ii) the Common Stock achieving certain target prices for 20 consecutive trading days (“Performance Vesting”). On each of April 29, 2003, July 30, 2003 and April 27, 2004, one-third of the 2003 RSAs vested as a result of the applicable Performance Vesting targets being met at $5.54, $8.30 and $12.45 per share, respectively, on such dates.

As used in the footnotes to this table below, “2004 RSAs” means certain RSAs granted by CCIC in March 2004, pursuant to the 2001 Stock Incentive Plan. The terms of the 2004 RSAs provide for (1) Time Vesting at

10%, 20%, 30% and 40%, respectively, on each February 26 for the years 2005 through 2008 and (2) Performance Vesting at price targets equal to $14.81, $18.52, and $23.14. On each of October 27, 2004, July 19, 2005 and September 16, 2005, one-third of the 2004 RSAs vested as a result of the Performance Vesting targets being met at $14.81, $18.52 and $23.14 per share, respectively, on such dates.

As used in the footnotes to this table below, “2005 RSAs” means certain RSAs granted by CCIC in February 2005, pursuant to the 2001 Stock Incentive Plan. The terms of the 2005 RSAs provide for (1) Time Vesting at 100% on February 24, 2009 (the fourth anniversary of the date of grant) provided the Common Stock closes at or above $19.44 per share for 20 consecutive trading days which include any date on or before February 24, 2009 and (2) Performance Vesting at price targets equal to $18.63, $21.42, and $24.64. On each of July 19, 2005, August 30, 2005 and November 29, 2005, one-third of the 2005 RSAs vested as a result of the Performance Vesting targets being met at $18.63, $21.42 and $24.64, respectively, on such dates.

(d)	In January 2003, Mr. Kelly received a grant of 600,000 shares of 2003 RSAs. In March 2004, Mr. Kelly received a grant of 154,341 shares of 2004 RSAs. In February 2005, Mr. Kelly received a grant of 129,532 shares of 2005 RSAs. As described in footnote (c) above, all such RSAs have vested.

(e)	In January 2003, Mr. Moreland received a grant of 300,000 shares of 2003 RSAs. In March 2004, Mr. Moreland received a grant of 102,861 shares of 2004 RSAs. In February 2005, Mr. Moreland received a grant of 83,543 shares of 2005 RSAs. As described in footnote (c) above, all such RSAs have vested.

(f)	In January 2003, Mr. Hawk received a grant of 215,000 shares of 2003 RSAs. In March 2004, Mr. Hawk received a grant of 52,762 shares of 2004 RSAs. In February 2005, Mr. Hawk received a grant of 43,761 shares of 2005 RSAs. As described in footnote (c) above, all such RSAs have vested.

(g)	Mr. Cordes’ employment with the Company commenced on October 3, 2005 at an annual salary of $275,000. In October 2005, Mr. Cordes received a grant of 25,000 shares of RSAs which may vest 10%, 15%, 20%, 25%, 30%, respectively, on each of the first five anniversaries of the grant date.

(h)	In January 2003, Mr. Schueppert received a grant of 100,000 shares of 2003 RSAs. In March 2004, Mr. Schueppert received a grant of 20,590 shares of 2004 RSAs. As described in footnote (c) above, all such shares of RSAs have vested. In the first quarter of 2006, the Board authorized the grant of certain phantom option awards to Mr. Schueppert pursuant to a proposed Modeo phantom equity option plan relating to approximately a 1.245% equity interest in Modeo LLC. See “Compensation Committee 2005 Report.”

Aggregated Option Exercises in 2005 And Year-End Option Values

The following table describes all option exercises in 2005 and details the December 31, 2005 year-end estimated value of unexercised stock options of each of the executive officers named in the Summary Compensation Table. All unexercised options are to purchase the number of shares of Common Stock indicated.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (#) Exercisable (E)/ Unexercisable (U)		Value of Unexercised In-the-Money Options at Year-End ($) Exercisable (E)/ Unexercisable (U)(a)
John P. Kelly	—	$—	1,718,562	(E)	$22,413,151	(E)
			—	(U)	—	(U)

W. Benjamin Moreland	—	$—	737,226	(E)	$10,048,117	(E)
			—	(U)	—	(U)

E. Blake Hawk (b)	—	$—	793,637	(E)	$7,023,433	(E)
			—	(U)	—	(U)

James D. Cordes	—	$—	—	(E)	$—	(E)
			—	(U)	—	(U)

Michael T. Schueppert	139,999	$1,968,902	232,568	(E)	$2,966,017	(E)
			—	(U)	—	(U)

(a)	The estimated value of unexercised in-the-money stock options held at the end of 2005 assumes a per-share fair market value of $26.91 and per-share exercise prices ranging from $0.00 to $39.75 as applicable.

(b)	Exercisable options shown for Mr. Hawk include 30,000 options held in trust for the benefit of Mr. Hawk’s child.

Employment, Termination and Change of Control Arrangements

•	Severance Agreements. CCIC has entered into severance agreements containing non-compete, non-solicitation and minimum stock ownership provisions with each Named Executive Officer (see “VII. Executive Compensation—Summary Compensation Table” above) and certain other senior officers of the Company (“Severance Agreements”).

Pursuant to each Severance Agreement, CCIC is required to provide severance benefits to the officer if such officer is terminated without cause (as defined in the severance agreement) or such officer terminates his or her employment with good reason (as defined in the severance agreement) (collectively, a “qualifying termination”). The Severance Agreements provide for enhanced severance benefits if the officer incurs a qualifying termination within two years following a change in control (as defined in the severance agreements). Upon a qualifying termination that does not occur during a change in control period, the officer is entitled to:

•	a lump sum payment equal to the sum of the officer’s base salary and annual bonus (as defined in the Severance Agreement), multiplied by either two (for Messrs. Kelly, Moreland, Hawk and Schueppert) or one (for all other officers covered by a Severance Agreement),

•	a prorated cash amount equal to the officer’s annual bonus for the year of termination,

•	continued coverage under specified welfare benefit programs for either two years (for Messrs. Kelly, Moreland, Hawk and Schueppert) or one year (for all other officers covered by a Severance Agreement), and

•	with respect to any outstanding RSAs and options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer, either (1) immediate vesting of such RSAs and options (for Messrs. Kelly, Moreland, Hawk and Schueppert) or (2) continued vesting of such RSAs and options for two years after termination (for all other officers covered by a Severance Agreement); provided that, the 2006 Retention RSAs described in “Compensation Committee 2005 Report” below are generally not subject to such accelerated or continued vesting provisions, other than in the case of death or disability.

Upon a qualifying termination during a change in control period, the officer is entitled to:

•	a lump sum payment equal to the sum of the officer’s base salary and annual bonus (as defined in the Severance Agreement), multiplied by either three (for Messrs. Kelly, Moreland, Hawk and Schueppert) or two (for all other officers covered by a Severance Agreement),

•	a prorated cash amount equal to the officer’s annual bonus for the year of termination,

•	continued coverage under specified welfare benefit programs for either three years (for Messrs. Kelly, Moreland, Hawk and Schueppert) or two years (for all other officers covered by a Severance Agreement), and

•	immediate vesting of any outstanding RSAs and options (which remain exercisable for two years following employment or service as a director, if applicable) held by the officer.

Each of the Severance Agreements also has provisions that generally prohibit the officer, for a period of 12 months following the termination of such officer’s employment with CCIC, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with CCIC or its affiliates in the United States or Australia and (2) soliciting employees of CCIC and its affiliates. Further, the Severance Agreements contain provisions requiring each of the officers to own and hold at all times during his or her employment with CCIC, a specified number of shares of Common Stock, which number does not include unvested RSAs which remain subject to transfer and forfeiture restrictions. The number of shares of Common Stock required to be held by the Named Executive Officers is as follows:

Name	Title	Minimum Share Holdings
John P. Kelly	President & Chief Executive Officer	85,000
W. Benjamin Moreland	Executive Vice President & Chief Financial Officer	43,000
E. Blake Hawk	Executive Vice President & General Counsel	47,000
James D. Cordes	Senior Vice President—Corporate Development & Strategy	6,000	(a)
Michael T. Schueppert	Senior Vice President of CCIC and President—Modeo	32,000

(a)	Mr. Cordes’ Severance Agreement provides that such number of shares of Common Stock must be owned and held at all times during his employment after October 3, 2008.

Compensation Committee 2005 Report

On behalf of the Board, the Compensation Committee (as used in this report, “Committee”) of the Board reviews, evaluates and recommends the compensation levels of CCIC’s senior officers (the CEO and the officers reporting directly to the CEO—currently nine persons including the CEO) and administers CCIC’s equity-based and other compensatory plans. The current members of the Committee are Lee W. Hogan (Chairman), Carl Ferenbach and Ari Q. Fitzgerald. The following report presents the Committee’s summary of CCIC’s compensation programs and policies and describes the bases for compensation of CCIC’s executive officers.

•	Goals. The principal goals of CCIC’s executive compensation policy are to provide competitive compensation opportunities to attract and retain qualified and productive executive employees; to motivate executives to meet and exceed corporate financial and operational goals; and to create meaningful links between corporate performance, individual performance and rewards. It has been CCIC’s executive compensation policy that a significant portion of the compensation paid to the executive officers should be based on CCIC’s results of operations and the growth in value of its equity. CCIC’s executive officer compensation program is designed to align executive officer compensation with stockholder interests. Specifically, the program seeks to:

•	motivate executive officers to make sound business decisions that improve stockholder value and reward such decisions,

•	balance its components so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized,

•	encourage achieving objectives within a team environment, and

•	attract, motivate and retain the type of high-quality executive officers necessary for the long-term success of CCIC.

•	Compensation Program. For 2005, as in prior years, the Committee reviewed the compensation programs of similar-sized companies and certain competitors and “peers” in similar industries. All of the companies used by the Committee for evaluating CCIC’s executive officer compensation offer base salary, annual performance-based bonuses and long-term equity-based compensation.

The Committee believes that using long-term equity-based compensation and annual performance-based bonuses as components of overall compensation helps align executive officers’ interests with those of the stockholders. The value of equity-based compensation to an executive officer increases as the market price of CCIC’s stock increases. Therefore, CCIC’s operating goals and individual incentives are targeted towards those activities that increase stockholder value. If CCIC does not perform or does not meet its objectives, the equity-based compensation and annual performance-based bonuses are of less value.

In the Committee’s assessment of compensation levels, the Committee takes into consideration the financial performance of CCIC relative to its goals, the executive officers’ performance relative to their individual responsibilities, as well as internal equity. The Committee also considers the competitiveness of the entire executive compensation package and each of its individual components. The Committee reviews CCIC’s overall performance and each executive officer individually to determine annual salary adjustments and to determine annual performance-based bonuses and equity-based awards.

•	Salaries. The Committee reviews and recommends the annual salaries for all executive officers of CCIC. The Committee reviews proposals made by the CEO with regard to salary adjustments for executive officers other than himself, and then either recommends or amends these proposed salary adjustments for consideration by the Board. The Committee independently reviews the performance of the CEO and determines an appropriate salary, to be recommended to the independent directors of the Board for their consideration, based on the criteria set forth above, as well as input from outside compensation consultants and other sources. With respect to salaries for 2005, the Committee retained the services of an independent executive compensation consulting firm to review CCIC’s overall compensation packages for executive officers. For 2005, the executive officers received market competitive adjustments to their base salaries.

•	Annual Performance-Based Bonuses. Each year, the Committee considers annual performance-based bonuses for the executive officers of CCIC using methodologies similar to those employed in evaluating salaries for the executive officers. For 2005, as in prior years, achievement of certain performance goals was used by the Committee in awarding bonuses pursuant to the CCIC 2005 EMT Annual Incentive Plan. The performance goals may be based on one or more business criteria, or any combination thereof, including but not limited to:

•	Adjusted EBITDA[1],

•	free cash flow[1],

•	other measures of financial performance,

[1]	Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Adjusted EBITDA is defined as net income (loss) plus cumulative effect of change in accounting principle, income from discontinued operations, minority interests, provision for income taxes, interest expense, amortization of deferred financing costs, interest and other income (expense), depreciation, amortization and accretion, operating non-cash compensation charges, asset write-down charges and restructuring charges (credits).

•	individual performance measures specific to each executive officer, and

•	additional components at the Committee’s discretion.

Under the CCIC 2005 EMT Annual Incentive Plan, the CEO is eligible for a target annual performance-based bonus equal to 100% of his or her base salary, and each of the other executive officers generally is eligible for a target annual performance-based bonus equal to 55% or 75% of his or her base salary (other than Mr. Schueppert who is eligible for 25% of his base salary). Depending upon the level at which the performance goals are met, (1) the CEO and each of the other corporate and business unit operating executive officers is eligible to earn between 0 to 175% of his or her target annual performance-based bonus and (2) each of the functional executive officers is eligible to earn between 0 to 150% of his or her target annual performance-based bonus. Based on the actual 2005 financial performance results and individual performance, executive officers’ 2005 annual performance-based bonuses ranged from 119% to 165% of their target bonus levels.

•	Equity-Based Compensation. During the first quarter of 2005, as a component of long-term equity-based compensation, the Committee authorized the grant of approximately 694,714 shares of restricted stock (“2005 RSAs”) to over 275 of CCIC’s employees, including the grant of 317,005 shares of 2005 RSAs to the CEO and five other CCIC senior officers. The terms of the 2005 RSAs issued to the CEO and the senior officers provide that (1) if the Common Stock closes at or above per share prices equal to each of 115% of the base price ($18.63), 132% of the base price ($21.42), and 152% of the base price ($24.64) for any 20 consecutive trading days which include any date on or before February 24, 2009 (the fourth anniversary of the grant date), one-third of the 2005 RSAs vests (i.e., the transfer and forfeiture restrictions terminate) upon reaching each such price target (“Performance Vesting”) and (2) any remaining unvested 2005 RSAs vest on February 24, 2009 if the Common Stock closes at or above $19.44 per share for any 20 consecutive trading days which include any date on or before February 24, 2009. The “base price” is equal to the closing price per share of Common Stock on the date the Board approved the restricted stock award (“RSA”) grant. The terms of the 2005 RSAs issued to all other employees provide for (1) vesting over time (“Time Vesting”) at 10%, 20%, 30% and 40%, respectively, on each February 24 for the years 2006 through 2009 and (2) Performance Vesting at the same price targets as the 2005 RSAs issued to the CEO and the senior officers. Following the grant of the 2005 RSAs, on each of July 19, 2005, August 30, 2005 and November 29, 2005, one third of the 2005 RSAs vested as a result of the applicable Performance Vesting targets being met on such dates.

In the first quarter of 2006, as a component of long-term equity-based compensation, the Committee authorized the grant of approximately 613,470 shares of RSAs (“2006

Performance RSAs”) to over 270 of CCIC’s employees, including the grant of 349,043 shares of 2006 Performance RSAs to the CEO and seven other CCIC senior officers. The terms of the 2006 Performance RSAs issued to the CEO and the senior officers provide (1) for Performance Vesting of one-third of the 2006 Performance RSAs if and when the Stock closes at or above per share prices equal to each of 115% of the base price ($35.52), 132% of the base price ($40.85), and 152% of the base price ($46.98) for any 20 consecutive trading days which include any date on or before February 23, 2010 (the fourth anniversary of the grant date) and (2) that any remaining unvested 2006 Performance RSAs vest on February 23, 2010 if the Common Stock closes at or above $37.07 per share for any 20 consecutive trading days which include any date on or before February 23, 2010. The terms of the 2006 Performance RSAs issued to all other employees provide for (1) Time Vesting at 10%, 20%, 30% and 40%, respectively, on each February 23 for the years 2007 through 2010 and (2) Performance Vesting at the same price targets as the 2006 Performance RSAs issued to the CEO and the senior officers.

In the first quarter of 2006, as a component of long-term equity-based compensation, the Committee also authorized the grant of approximately 523,191 shares of RSAs (“2006 Retention RSAs”) to certain of CCIC’s key employees, including the grant of 416,248 shares of 2006 Retention RSAs to the CEO and seven other CCIC senior officers. The terms of the 2006 Retention RSAs issued to the CEO and the senior officers provide for vesting of 100% of the 2006 Retention RSAs on February 23, 2009 (the third anniversary of the grant date) provided the Common Stock closes at or above $42.50 per share for any 20 consecutive trading days which include any date on or between September 22, 2008 and February 23, 2009. Any shares of 2006 Retention RSAs granted to the CEO and the other CCIC senior officers that have not otherwise vested will be forfeited as of February 23, 2009. The terms of the 2006 Retention RSAs issued to all other employees provide for Time Vesting of 100% of the 2006 Retention RSAs on February 23, 2009.

If an RSA holder’s employment with the Company is terminated, any remaining, unvested RSAs which such individual holds are generally forfeited and surrendered to CCIC, subject to the provisions of any severance arrangements between such individual and CCIC. The Restricted Stock Agreements relating to the 2006 Retention RSAs provide that the vesting of the 2006 Retention RSAs will generally not be accelerated pursuant to severance agreements entered into with the senior officers upon a qualifying termination of employment that does not occur during a change in control period, but instead will be forfeited in the event of such a termination.

In addition, in the first quarter of 2006, the Board, upon recommendation from the Committee, authorized CCIC to develop a phantom equity option plan (“Modeo Plan”), pursuant to which an amount equal to approximately 5% of the outstanding common equity interests (on a fully diluted basis) of Modeo LLC, a subsidiary of the Company, may be available for grant as phantom option awards to employees of Modeo LLC. The Board, upon recommendation of the Committee, authorized the grant of Modeo phantom option awards to Mr. Schueppert pursuant to the proposed Modeo Plan relating to approximately a 1.245% equity interest in Modeo LLC.

•	Compensation of the Chief Executive Officer. For 2005, the Committee recommended, and CCIC’s independent directors approved, Mr. Kelly’s base salary as President and CEO of CCIC at $464,400. Mr. Kelly also received a bonus of $731,600 (or 158% of his base salary) for his service during 2005. In addition, in 2005 and 2006, the Company granted Mr. Kelly 129,532 shares of 2005 RSAs, 108,664 shares of 2006 Performance RSAs and 145,533 shares of 2006 Retention RSAs, subject to the vesting terms described above under “Equity-Based Compensation”. In determining the level of Mr. Kelly’s salary, bonus and RSAs, the Committee considered the market in which CCIC competes, the compensation of similarly situated officers at similar-sized companies and certain competitors and “peers” in similar industries, CCIC’s performance in 2004 and 2005, and Mr. Kelly’s contributions to corporate performance. In addition, in establishing Mr. Kelly’s compensation for 2005, the Committee also considered the market analysis prepared by an independent executive compensation consulting firm.

•	Deductibility of Compensation. Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to the CEO and each of the other four highest compensated executive officers. It is the Committee’s intent to adopt policies to obtain maximum tax deductibility of executive compensation consistent with providing motivational and competitive compensation, which is truly performance-based. However, it is also the Committee’s intent to balance the effectiveness of its plans and compensation policies against the materiality of any possible lost deductions.

Respectfully submitted by the Compensation Committee of the Board of Directors of Crown Castle International Corp.

COMPENSATION COMMITTEE

Lee W. Hogan, Chairman

Carl Ferenbach

Ari Q. Fitzgerald

Stockholder Return Performance Presentation

The following chart compares the yearly percentage change in the cumulative stockholder return on CCIC’s Common Stock against the cumulative total return of the NASDAQ Market Index, the NYSE Market Value Index and SIC Code Index (Communications Services, NEC) for the period commencing December 31, 2000 and ending December 31, 2005. The Company’s Common Stock was traded on the NASDAQ NMS from August 18, 1998 (the date the Company went public) until April 25, 2001, at which time the Company’s Common Stock began trading on the New York Stock Exchange under the symbol “CCI”. The chart and related text are based on historical data and are not necessarily indicative of future performance.

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005
Crown Castle International Corp.	100	39.46	13.86	40.76	61.49	99.43
Communications Services, NEC	100	42.15	17.22	39.25	61.19	50.91
NYSE Market Index	100	91.09	74.41	96.39	108.85	117.84
NASDAQ Market Index	100	79.71	55.60	83.60	90.63	92.62

VIII.    AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE and SEC. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee. The Audit Committee Charter is set forth on Appendix A to this proxy statement.

The Audit Committee has adopted certain procedures under which audit and non-audit services to be rendered by the Company’s independent public accountants are pre-approved. Such procedures provide that between the regularly scheduled meetings of the Audit Committee, each member of the Audit Committee (with preference given to the Chairman of the Audit Committee, if available) is authorized to pre-approve fees presented by an officer of the Company relating to audit and permitted non-audit related engagements of the Company’s independent auditors, up to an aggregate of $100,000 of such fees not previously approved or ratified by the Audit Committee; provided, however, that any fees so approved regarding engagements or services relating to securities offerings of the Company are not subject to or included in the calculation of such $100,000 limit. At each regularly scheduled meeting of the Audit Committee, the officers of the Company present to the Audit Committee a schedule detailing any fees and engagements approved pursuant to the foregoing procedures by a member of the Audit Committee since the last regularly scheduled meeting of the Audit Committee.

No services were provided by the independent public accountants in 2005 that were approved by the Audit Committee under Securities and Exchange Commission Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2005 Report

To our Stockholders:

Management of Crown Castle International Corp. has the primary responsibility for preparing the Company’s financial statements and implementing the Company’s reporting process, including the Company’s system of internal controls. The Company’s independent public accounting firm, KPMG, is responsible for expressing an opinion on (1) the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States and (2) management’s assessment of and the effectiveness of internal control over financial reporting. On behalf of the Board of Directors, the Audit Committee, among other functions, performs an oversight role relating to the Company’s financial statements and accounting practices, systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal audit function.

In this context, the Audit Committee hereby reports as follows:

•	The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management.

•	The Audit Committee has discussed with KPMG the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as modified or supplemented.

•	The Audit Committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with KPMG its independence.

•	Based on its review of the Company’s audited financial statements and the discussions with management and KPMG referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Respectfully submitted by the Audit Committee of the Board of Directors of Crown Castle International Corp.

AUDIT COMMITTEE

Robert F. McKenzie, Chairman

Robert E. Garrison II

Randall A. Hack

Lee W. Hogan

IX.  OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires CCIC’s directors and executive officers, and persons who own more than 10% of a registered class of CCIC’s equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of CCIC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the 2005 fiscal year, CCIC’s executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that on January 24, 2006 Mr. Garrison filed an amendment to a Form 3 originally filed June 2, 2005 to report 2,000 shares held by his spouse.

Stockholder Recommendation of Director Candidates

Stockholders may recommend potential candidates for consideration by the NCG Committee by sending a written request to the Company’s Corporate Secretary. The written request must include the candidate’s name, contact information, biographical information and qualifications. The request must also include the potential candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if nominated and elected. The stockholder or group of stockholders making the recommendation must also disclose, with the written request, the number of securities that the stockholder or group beneficially owns and the period of time the stockholder or group has beneficially owned the securities. Additional information may be requested from the nominee or the stockholder by the NCG Committee from time to time. As and if determined by the NCG Committee, potential candidates must also make themselves available to be interviewed by the NCG Committee, the Board and members of the Company’s executive management.

The NCG Committee reserves the right not to have any communications with the recommending stockholder or the candidate regarding the evaluation process of the candidate or the NCG Committee’s conclusions regarding such evaluation.

Stockholder Proposals for 2007 Annual Meeting

Stockholders wishing to have a proposal included in the Board’s 2007 proxy statement must submit the proposal so that CCIC’s Corporate Secretary receives it at the Company’s principal executive offices no later than December 13, 2006. If the date of the 2007 Annual Meeting is changed by more than 30 days from the date of the 2006 Annual Meeting, the deadline for submitting proposals to be included in the Board’s 2007 proxy statement is a reasonable time before the Company begins to print and mail its proxy materials for its 2007 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2007 Annual Meeting provided such nominations and proposals are in accordance with CCIC’s bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2007 Annual Meeting must be received not less than 90 days (February 24, 2007) nor more than 120 days (January 25, 2007) before May 25, 2007 (which will then be the first anniversary of the preceding year’s meeting) at CCIC’s principal executive offices, 510 Bering Drive, Suite 600, Houston, TX 77057, Attn: Corporate Secretary. If the 2007 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2006 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2007 Annual Meeting and not later than the later of the 90th day prior to the 2007 Annual Meeting or the 10th day following the announcement of the change in the 2007 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to the Company’s Corporate Secretary.

If the date of the 2007 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2006 Annual Meeting, the Company shall, in a timely manner, inform stockholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board’s 2007 proxy statement and the new date for determining whether the Company has received timely notice of a nomination or proposal.

Stockholder Communications

The Board welcomes communications from the Company’s stockholders and other interested parties. Stockholders and other interested parties may send communications to the Board, to any Committee, to the non-management Directors or to any Director in particular, to: c/o Crown Castle International Corp., 510 Bering Drive, Suite 600, Houston, Texas 77057, Attn: Corporate Secretary.

Expenses Relating to this Proxy Solicitation

CCIC will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, CCIC officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. CCIC also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of CCIC stock and obtaining the proxies of those owners.

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of the Company’s internet website at http://investor.crowncastle.com/edgar.cfm. A request for a copy of such report should be directed to Crown Castle International Corp., 510 Bering Drive, Suite 600, Houston, Texas 77057, Attention: Corporate Secretary. A copy of any exhibit to the Form 10-K will be forwarded upon receipt of a written request with respect thereto addressed to the Corporate Secretary.

The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

By Order of the Board of Directors,

Donald J. Reid, Jr.

Corporate Secretary

Appendix A

CROWN CASTLE INTERNATIONAL CORP.

AUDIT COMMITTEE CHARTER

(August 18, 2005)

Purpose

The Audit Committee (“Committee”) is established by the Board of Directors (“Board”) of Crown Castle International Corp. (“Company”) to assist the Board in its fiduciary responsibilities to the Company’s stockholders (“Stockholders”). The Committee’s function is an oversight role relating to the Company’s financial statements and accounting practices. In particular, the purpose of the Committee is to serve as an independent and objective party to:

•	oversee the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

•	oversee the Company’s compliance with legal and regulatory requirements;

•	oversee the Company’s independent external auditor’s (“Auditors”) qualifications and independence;

•	oversee the performance of the Company’s internal audit function and the Auditors;

•	oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics; and

•	perform such other related duties as are determined by the Board.

In its oversight function, the Committee is neither intended nor equipped to guarantee to the Board, the Stockholders or any other person the accuracy and quality of the Company’s financial statements and accounting practices.

Accountability of the Auditors

The Auditors are accountable to the Committee. The Committee shall have the sole authority and responsibility with respect to the selection, engagement, compensation, oversight, evaluation and, where appropriate, dismissal of the Auditors. The Committee, or a member thereof, should pre-approve any non-audit service provided to the Company by the Auditors.

Committee Authority and Responsibilities

The Committee shall have the authority to take all actions it deems advisable to fulfill its responsibilities and duties. The Committee shall have the authority to retain professional advisors including special legal counsel, accounting experts, or other consultants to advise the Committee, which may be the same as or different from the Company’s primary legal counsel, accounting experts and other consultants, as the Committee deems necessary or advisable in connection with the exercise of its powers and responsibilities as set forth in this Audit Committee Charter (“Charter”), all on such terms as the Committee deems necessary and advisable. The Committee may, at its discretion, invite or request any officer or employee of the Company or any of its subsidiaries, the Company’s outside legal counsel, consultants, the Auditors and such other persons as the Committee or its chairperson may determine to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. The Committee chairperson, or other designee of the Committee, may also meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee shall be responsible for the resolution of any disagreements between the Auditors and Company management (“Management”) regarding the Company’s financial reporting.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditors employed by the Company for the purpose of rendering or issuing an audit report and to any special legal counsel, accounting experts or other consultants employed by the Committee.

In connection with the purpose, powers and responsibilities set forth above, the Committee shall also endeavor to:

Independent Auditors

1.	Annually select and engage the Auditors retained to audit the financial statements of the Company.

2.	Review and pre-approve the plan and scope of the Auditors’ auditing services (including comfort letters), non-audit services and related fees, with such non-audit services approved by the Committee to be disclosed, as may be required, in the Company’s periodic reports filed with the Securities and Exchange Commission (“SEC”).

3.	Review the performance of the Auditors and approve any proposed discharge of the Auditors when circumstances warrant.

4.	Ensure that the lead audit partner and reviewing audit partner of the Auditors are rotated at least every five years.

5.	Establish policies or guidelines for hiring employees or former employees of the Auditors.

6.	Periodically review the independence of the Auditors, including a review of relationships between the Auditors and the Company, including non-audit related services and fees. Discuss with the Auditors concerns relating to the Auditor’s objectivity and independence, and if necessary, take appropriate action relating to the independence of the Auditors.

7.	Periodically obtain and review reports from the Auditors that include (i) critical accounting policies and practices used; (ii) alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with Management, their ramifications and the preferences of the Auditors; and (iii) other material written communications between the Auditors and Management.

Review

1.	Review and approve the appointment, termination or replacement by Management of an Internal Audit Director (or similarly titled position) overseeing the internal auditing function (“Internal Audit Director”) and/or, at the discretion of the Board, select and contract with outside auditors to perform the function of an internal audit department.

2.	Oversee the scope of the duties and activities of the Internal Audit Director, who shall report directly to the Committee.

3.	Oversee the scope of the duties and activities of any outside auditors serving as internal auditors who shall report to the Internal Audit Director (or in the absence of an Internal Audit Director or otherwise determined by the Committee, directly to the Committee).

4.	Periodically meet and review with the Internal Audit Director, and/or any outside auditors serving as internal auditors, the regular internal reports to Management prepared by the internal auditing department and the progress of activities and any findings of major significance stemming from internal audits.

5.	Review with Management and the Auditors the applicable Company quarterly or annual financial information prior to the quarterly earnings release or filing of the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, including the disclosures made in management’s discussion and analysis of financial condition and results of operations in any such Form 10-Q or Form 10-K.

6.	Discuss with financial management the Company’s quarterly earnings releases or other press releases or Form 8-K reports providing significant financial information or earnings guidance.

7.

Upon completion of any annual audit, meet separately with the Auditors and Management and review the Company’s financial statements and related notes, the results of their audit, any report or opinion rendered in connection therewith, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, any significant disagreements with Management concerning accounting or disclosure matters and any significant adjustment proposed by the Auditors.

8.	Review with the Auditors any audit problems or difficulties and Management’s response.

9.	Review and consider with the Auditors and Management the matters required to be discussed by Statement of Auditing Standards No. 61. These discussions should include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate.

10.	Make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s annual report on Form 10-K.

11.	Obtain and review reports describing the Auditor’s internal quality-control procedures; material issues raised by the internal quality-control review, or peer review, of the Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues.

Financial Reporting Processes

1.	Periodically discuss separately with Management, the Auditors and the internal audit department the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the Auditors or the internal auditors have been implemented or resolved.

2.	Consider and approve, if appropriate, major changes to the Company’s auditing or accounting principles and practices as suggested by the Auditors, Management, or the internal auditing department.

3.	Review with the Auditors, the internal auditing department and Management the extent to which such major changes have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes, as the Committee determines.

Process Improvement

1.	Establish systems of reporting to the Committee by each of Management, the Auditors and the Internal Audit Director regarding any significant judgments made in Management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

2.	Periodically discuss with Management and the Internal Audit Director policies with respect to risk assessment and risk management.

Ethical and Legal Compliance

1.	Establish procedures for (i) the receipt, retention and treatment of complaints received regarding accounting, internal accounting controls, auditing matters and (ii) the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

2.	Review any disclosures provided by the Chief Executive Officer or the Chief Financial Officer to the Committee regarding (i) significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) any fraud, including that which involves Management or other employees who have a significant role in the Company’s internal controls.

3.	Investigate at its discretion any matter brought to its attention by, without limitation by enumeration, reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

General

1.	Conduct a periodic performance evaluation of the Committee.

2.	Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation and Bylaws, the rules of the New York Stock Exchange (“NYSE”) applicable to its listed companies, and governing law as the Committee or the Board deems necessary or appropriate.

3.	Make reports of its activities from time to time to the Board.

4.	Prepare annually a report meeting the requirements of any applicable SEC regulations to be included in the Company’s proxy statement relating to its annual meeting of Stockholders.

Membership

The Committee shall be comprised of no fewer than three “independent” members of the Board, as such term is defined from time to time by the listing standards of the NYSE and by applicable regulations of the SEC and shall meet any other applicable independence requirements of the NYSE and SEC. Accordingly, the Board shall endeavor to determine annually whether each member is free from any relationship that may interfere with his or her independence from Management and the Company.

The members of the Committee should be financially literate with at least one being a “financial expert” as defined from time to time by applicable regulations of the SEC.

Notwithstanding the foregoing membership requirements, no action of the Committee shall be invalid by reason of any such requirement not being met at the time such action is taken.

Meetings and Structure

The Committee shall meet at least four times per year to review the financial information of the Company, consistent with its duties and responsibilities, and as many additional times as the members deem necessary. The Committee should meet separately, periodically, with Management, internal auditors (or other personnel responsible for the internal audit function) and the Auditors to discuss any matters that the Committee or each of these groups believes should be discussed privately.

A chairperson shall be designated by the Board from among the members of the Committee, or, if no such designation is made, a chairperson may be selected by the affirmative vote of the majority of the Committee. Regular meetings of the Committee shall be held at such times as determined by resolution of the Board or the Committee. A special meeting of the Committee shall be called by resolution of the Board or upon the request of the chairperson or a majority of the members of the Committee. A majority of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee.

The chairperson will preside, when present, at all meetings of the Committee. The Committee may meet in person, by telephone or video conference or in any other manner permitted under law or the Company’s bylaws. The Committee may also act by unanimous written consent in lieu of a meeting. The Committee may delegate any of its responsibilities to a subcommittee comprised of one of more members of the Committee. The Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson, at any meeting thereof.

Legal Compliance

This Charter and the composition and authorized activities of the Committee are intended to, and shall be construed to, comply with applicable state and federal law, the rules and regulations of the NYSE and the SEC, and the Company’s Bylaws.

Review of Charter

Periodically, as it deems necessary or appropriate, Committee shall review and reassess this Charter. Any proposed changes shall be submitted to the Nominating and Corporate Governance Committee of the Board.

Appendix B

Independence Categorical Standards

(February 24, 2005)

The board of directors (“Board”) of Crown Castle International Corp. (“Company”) has established the following guidelines to assist it in determining whether a director of the Company (“Director”) has a “material relationship” with the Company and is “independent”. Each of the relationships described below is not a “material relationship” by itself and therefore will not prevent a Director from being “independent”:

•	Certain Relationships. Directorship more than three years after: (i) the Director was employed by the Company; (ii) an immediate family member of the Director (“Family Member”) was employed by the Company as an executive officer; (iii) the Director or a Family Member (in a professional capacity) was a partner with or employed by the Company’s internal or external auditor (“Auditor”) and personally worked on the Company’s audit; or (iv) a present executive officer of the Company served on the compensation committee of a company which employed at the same time the Director or a Family Member as an executive officer.

•	Current Employment. A Family Member is employed by the Company in a non-officer position or is employed by, but is not a partner with, the Auditor and does not participate in the Auditor’s audit, assurance or tax compliance practice.

•	Compensation. A Director or a Family Member receives or has received less than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•	Business Relationships. A Director or a Family Member is or was a partner, greater than 10% shareholder, director, officer or employee of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, does not exceed the greater of (a) $1 million, or (b) two percent (2%) of such other company’s consolidated gross revenues.

•	Indebtedness. A Director or a Family Member is a partner, greater than 10% shareholder, director, officer or employee of a company that is indebted to the Company or to which the Company is indebted, and the total amount of each company’s indebtedness to the other is less than two percent (2%) of the total consolidated assets of such other company.

•	Charitable Contributions. A Director is a trustee, fiduciary, director, officer or employee of a tax-exempt organization to which the Company contributes, and the

B-1

Company’s contributions in any single fiscal year to the organization does not exceed the greater of (a) $500,000, or (b) one percent (1%) of that organization’s total annual receipts.

•	Stock Ownership. Direct or indirect ownership by a Director of a significant amount of Company stock (including securities convertible into Company stock).

An “immediate family member” is a Director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such Director’s home.

If a Director has a significant relationship with the Company that is not described above, or is outside of the parameters above, and the Board determines that the Director is “independent”, the Board will disclose the basis for such determination in the Company’s annual proxy statement. In addition, members of the Audit Committee are subject to additional standards relating to their independence.

B-2

Crown Castle International Corp. 510 Bering Drive, Suite 600 Houston, TX 77057	Notice of Annual Meeting of Stockholders May 25, 2006 and Proxy Statement

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

May 25, 2006

The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 11, 2006, and hereby appoints John P. Kelly and Donald J. Reid, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned’s shares of common stock of Crown Castle International Corp. (the “Company”) at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office, 510 Bering Drive, Suite 600, Houston, Texas 77057, on Thursday, May 25, 2006 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

You can now access your Crown Castle International Corp. account online.

Access your Crown Castle International Corp. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for Crown Castle International Corp., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

The Board of Directors recommends a vote FOR the nominees and proposals below, and if no specification is made, the shares will be voted in accordance with such Board of Directors recommendation.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Election of Directors, Nominees: 01 Ari Q. Fitzgerald 02 John P. Kelly 03 Robert E. Garrison II	FOR all nominees listed (except as indicated on the line below) ☐	WITHHOLD AUTHORITY for all nominees listed ☐
INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.				If you plan to attend the Annual Meeting, please mark the WILL ATTEND box.	WILL ATTEND ☐

2.	The ratification of the appointment of KPMG LLP as the Company’s independent public accountants for fiscal year 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, upon such other matters as may properly come before the meeting.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by step instructions will prompt you through enrollment.

Signature                                                       Signature                                                       Date

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

ÙFOLD AND DETACH HEREÙ

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/cci Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report on Form 10-K and Proxy

Statement on the internet at http://investor.crowncastle.com